BOVIE MEDICAL CORPORATION REPORTS

SECOND QUARTER AND FIRST HALF 2016 RESULTS

Financial and Operating Highlights

Second quarter revenue increased 27.8% year-over-year, driven by strong demand across the Company’s product categories

J-Plasma® revenues more than doubled sequentially and increased more than four-fold from second quarter 2015 levels

Gross margin expanded to 50.6%, benefitting from higher OEM and J-Plasma® revenues

Recently-announced sales channel partnerships with Hologic and Arteriocyte expected to accelerate J-Plasma® sales growth in this year’s second half

Company on track to achieve and potentially exceed its full year 2016 target of 20% year-over-year revenue growth

CLEARWATER, FL — AUGUST 1, 2016- Bovie Medical Corporation (NYSEMKT:BVX), a maker of medical devices and supplies and the developer of J-Plasma®, a patented new surgical product, today announced results for the second quarter ended June 30, 2016.

Management Comments

“We continued to execute well in the second quarter, achieving double-digit revenue growth that reflected strong demand across our three product categories,” said Robert L. Gershon, Chief Executive Officer. “This broad-based growth benefitted from Bovie’s brand recognition for quality product development and the solid foundation we established in 2015 across our sales, manufacturing and R&D platforms. Our core products business continued to grow at a steady pace; as anticipated, OEM operations benefitted from new contracts signed late last year; and the strong performance of J-Plasma® was driven by a more favorable balance between generator and hand piece sales and increased product usage.”

“In the second quarter, J-Plasma® sales more than doubled from first quarter 2016 levels and were more than four times greater than we reported in last year’s second quarter. These results point to the early success of several of the initiatives we have implemented to accelerate J-Plasma® generator sales, including the ramp-up of our multi-specialty strategy, prioritizing plastic surgery. In the second quarter, handpiece volume increased 140% year-over-year and 33.3% sequentially, and we saw significant positive momentum in the other key operating metrics that are indicators of future J-Plasma® sales.

“As we scale the business, we are demonstrating the operating leverage inherent in our business model. Gross margin expanded to 50.6%, while operating expenses as a percentage of sales declined to 56% from 64% in the similar period last year, contributing a greater portion of the resources necessary to fund J- Plasma® commercialization costs. Cash management remained a priority, and we ended the quarter with a cash balance of $9.3 million, less than $0.2 million lower than at the end of the first quarter,” Mr. Gershon said.

Second Quarter 2016 Results

Second quarter sales were $9.3 million, up 27.8% from $7.3 million in the second quarter of 2015 on higher sales across all product categories. Gross margin was 50.6% compared with gross margin of 43.2% in the second quarter of 2015, as a result of an increased proportion of sales coming from the OEM business and J- Plasma®.

Operating expenses totaled $5.2 million in the second quarter, representing 56.0% of sales compared to $4.7 million, or 64.4% of sales in the second quarter of 2015. Operating loss was $0.5 million, compared with an operating loss of $1.5 million in the second quarter of 2015.

Net loss attributable to common shareholders was $0.5 million, or $0.02 per diluted share, compared with a net loss of $1.5 million, or $0.06 per diluted share in the second quarter of 2015.

The Company had unrestricted cash and cash and equivalents of $9.3 million at the end of the second quarter, compared with $9.5 million at the end of the first quarter of 2016.

Recent Developments

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On June 20, Bovie received 510(k) clearance from the Food and Drug Administration (FDA) for the Bantam/PRO, Derm 942 and Derm 941 generators, a new line of products targeting the removal of skin lesions and the coagulation of tissue.

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On June 30, Bovie announced it had entered into a sales channel partnership agreement with Arteriocyte Medical Systems to sell J-Plasma® to its network of plastic surgeons. The agreement will put J-Plasma® into the hands of Arteriocyte’s U.S. sales network, which has a portfolio of novel products that are complementary to J-Plasma®, significantly expanding its potential for use in office-based practices.

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On July 21, Bovie announced an initial sales channel partnership agreement with global healthcare and diagnostics company, Hologic. Under the terms of the agreement, Hologic will add the J-Plasma® product line to its world class portfolio of healthcare solutions in gynecological and gynecological / oncological surgery in three U.S. regions.

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Subsequent to the July 21 announcement, Hologic and Bovie Medical expanded the initial sales channel partnership agreement to cover two European markets, with the goal of testing the global demand that exists for J-Plasma® among gynecological and gynecological / oncological surgeons.

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Dr. Craig McCoy of the Women’s Wellness Center in Columbia, MO, has joined Bovie’s Medical Advisory Board (MAB).  Dr. McCoy is board certified in Obstetrics and Gynecology, as well as Female Pelvic Medicine and Reconstructive Surgery. In addition, he achieved status as a Physician Proctor for the DaVinci Surgical System, meaning he is qualified to teach other surgeons how to use the technology.

“We are pleased to welcome Dr. McCoy to the Medical Advisory Board. Dr. McCoy has been an early adopter of our J-Plasma technology and his experience with the product, along with his expertise in both gynecological surgery and robotics will be an important resource as we continue the commercialization of J-Plasma®,” Mr. Gershon noted.

“I am pleased to be joining the Advisory Board to further advance the use of this innovative, precise surgical tool among leading gynecological surgeons,” said Dr. McCoy. “As an early user, I have experienced J-Plasma’s superior technology in the field of minimally invasive surgery, and the benefits its advanced degree of precision brings to patients.  I look forward to working with the Company and other Advisory Board members to further expand J-Plasma®’ s applications in the field of gynecology, with particular focus on advanced surgical procedures.”

Summary and Outlook

“First half 2016 results support our conviction that this will be a year of substantial growth for the Company. We expect to meet or exceed our target of 20% revenue growth driven by marked year-over-year increases in OEM and J-Plasma® sales and supported by a steady increase in our core products business. This expected growth should enable us to be cash flow neutral in this year’s fourth quarter.”

“We will continue to execute on our strategy to accelerate J-Plasma sales both through our direct sales force and sales channel partnerships. Our announced partnerships with Arteriocyte and Hologic have greatly expanded our nationwide reach, given us a new entry into high-potential international markets, and have placed J-Plasma® alongside complementary products in plastic surgery and gynecology, two key target specialties. We are also working with our Medical Advisory Board to develop a roadmap to address additional specialties. All of these factors give us confidence in our ability to greatly expand J-Plasma® adoption, and to establish the technology as the standard of care in multiple specialties,” Mr. Gershon concluded.

Conference Call Details

The Company’s management will host a conference call on Monday August 1, 2016 at 4:30pm Eastern Time to discuss the latest corporate developments. Following management’s formal remarks, there will be a question and answer session.

To listen to the call by phone, interested parties within the U.S. should call 866-932-0173. International callers should call 785-424-1630. Participants should ask for the Bovie Medical Call. The conference call will also be available through a live webcast at Bovie Medical Corporation’s website or at http://www.investorcalendar.com/IC/CEPage.asp?ID=175164

A replay of the call will be available approximately two hours after the end of the call through September 1, 2016. The replay can be accessed via Bovie Medical Corporation’s website or by dialing 877-481-4010 for U.S. callers or 919-882-2331 for International callers and using the replay access code 10025.

Investor Relations Contact
MBS Value Partners
Hugh Collins/Lynn Morgen
212.223.4632
investor.relations@boviemed.com

About Bovie Medical Corporation

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma®, a patented new plasma-based surgical product for cutting and coagulation. J-Plasma® utilizes a helium ionization process to produce a stable, focused beam of ionized gas that provides surgeons with greater precision, minimal invasiveness and an absence of conductive currents through the patient during surgery. Bovie Medical Corporation is also a leader in the manufacture of a range of electrosurgical products and technologies, marketed through both private labels and the Company’s own well-respected brands (Bovie®, Aaron®, IDS™ and ICON™) to distributors worldwide. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company’s current and new products, please refer to the Investor Relations section of Bovie Medical Corporation’s www.boviemed.com

Use of Non-GAAP Financial Measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP). These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company's ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Adjusted non-GAAP gross margin, adjusted non-GAAP income from operations, adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the gross margin, income from operations, net income and income per diluted share of the company excluding unusual items. Management uses and presents these measures because management believes that such adjustments facilitate an understanding of the financial impact of unusual items on the company's short- and long-term financial trends. Management also uses adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly-titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Cautionary Statement on Forward-Looking Statements

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filing with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2015 and subsequent 10-Q filings.  For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

BOVIE MEDICAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015
(Unaudited) (in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Sales	$9,295	$7,274	$17,070	$13,402
Cost of sales	4,595	4,134	9,048	7,588

Gross profit	4,700	3,140	8,022	5,814

Other costs and expenses:
Research and development	592	505	1,259	951
Professional services	396	313	753	644
Salaries and related costs	2,200	1,868	4,300	3,821
Selling, general and administrative	2,022	2,002	4,213	4,219

Total other costs and expenses	5,210	4,688	10,525	9,635

Loss from operations	(510)	(1,548)	(2,503)	(3,821)

Interest expense, net	(50)	(39)	(88)	(80)
Change in fair value of liabilities, net	41	90	128	1,534
Total other income (expense), net	(9)	51	40	1,454

Loss before income taxes	(519)	(1,497)	(2,463)	(2,367)

Income tax benefit, net	--	--	--	(8)

Net loss	$(519)	$(1,497)	$(2,463)	$(2,375)

Accretion on convertible preferred stock	--	--	--	(222)
Gain on conversion of warrants and preferred shares, net	--	--	--	13,956
Net income (loss) attributable to common shareholders	$(519)	$(1,497)	$(2,463)	$11,359

Income (loss) per share
Basic	(0.02)	(0.06)	(0.09)	0.53
Diluted	(0.02)	(0.06)	(0.09)	0.41

Weighted average number of shares outstanding- basic	27,051	24,435	27,051	21,555
Weighted average number of shares outstanding - dilutive	27,051	24,435	27,051	24,251

BOVIE MEDICAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2016	2015
	(Unaudited)
Current assets:

Cash and cash equivalents	$9,324	$11,805
Restricted cash	779	839
Trade accounts receivable, net	3,506	2,925
Inventories, net	6,415	5,957
Prepaid expenses and other current assets	536	516

Total current assets	20,560	22,042

Property and equipment, net	6,536	6,810
Brand name and trademark	1,510	1,510
Purchased technology and license rights, net	269	323
Goodwill	185	185
Deposits	123	123
Deferred tax asset	21	25
Other assets	386	430

Total assets	$29,590	$31,448

BOVIE MEDICAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(CONTINUED)
(in thousands)

	June 30,	December 31,
	2016	2015
	(Unaudited)
Current liabilities:
Accounts payable	$1,774	$1,214
Accrued payroll	378	321
Accrued vacation	380	228
Current portion of mortgage note payable	239	239
Accrued and other liabilities	1,844	2,119

Total current liabilities	4,615	4,121

Mortgage note payable, net of current portion	2,814	2,934
Notes payable	140	140
Deferred rents	17	18
Deferred tax liability	564	564
Derivative liabilities	139	267

Total liabilities	8,289	8,044

Commitments and Contingencies (see Notes 9 and 10)

Stockholders' equity:
Series B convertible preferred stock, par value $.001; 3,588,139 issued and 1,975,639 outstanding as of June 30, 2016 and December 31, 2015, respectively	2	2
Common stock, par value $.001 par value; 40,000,000 shares authorized; 27,194,251 issued and 27,051,172 outstanding as of June 30, 2016 and December 31, 2015, respectively	27	27
Additional paid-in capital	43,219	42,859
Accumulated deficit	(21,947)	(19,484)

Total stockholders' equity	21,301	23,404

Total liabilities and stockholders' equity	$29,590	$31,448

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in '000's except earnings per share)	2016	2015	2016	2015

Net income/(loss) GAAP basis	$(519)	$(1,497)	$(2,463)	$(2,375)
Accretion on convertible preferred stock	-	-	-	(222)
Deemed dividend on conversion of warrants and Series A convertible preferred to Series B convertible preferred stock	-	-	-	13,956
Net income/(loss) attributable to common shareholders	$(519)	$(1,497)	$(2,463)	$11,359
Net income/(loss) per share - basic (GAAP basis)	$(0.02)	$(0.06)	$(0.09)	$0.53

Other non-GAAP adjustments:
(Gain) on change in fair value of derivative liabilities	$(41)	$(90)	$(128)	$(1,534)
Accretion on convertible preferred stock	-	-	-	222
Deemed dividend on conversion of warrants and Series A convertible preferred to Series B convertible preferred stock	-	-	-	(13,956)
Adjusted non-GAAP net income/(loss)	$(560)	$(1,587)	$(2,591)	$(3,909)

Income/(loss) per share - basic on: (Note 1)
(Gain) on change in fair value of derivative liabilities	-	-	(0.01)	(0.07)
Accretion on convertible preferred stock	-	-	-	0.01
Gain on conversion of warrants and Series A convertible preferred to Series B convertible preferred stock	-	-	-	(0.65)
Adjusted non-GAAP net (loss) per share -basic	$(0.02)	$(0.06)	$(0.10)	$(0.18)

Weighted average number of shares outstanding - basic	27,051	24,435	27,051	21,555
Weighted average number of shares outstanding - diluted	27,051	24,435	27,051	24,251

(Note 1) Amounts reflected in the presentation of EPS calculations may be impacted by rounding